701 N Green Valley Pkwy, Suite 200, Henderson, NV 89074 702-990-3387/ fax 702-990-3301

From The Desk Of:
Stanley L. Teeple, Secretary
stanteeple@msn.com
SCHEDULE 3.1(c)
TO
RESTRICTED EQUITY PURCHASE AGREEMENT

	Number of	Common	Percent of
	Shares	Equivalent	Class
Preferred Stock
Richard Haggart (effectively a founder)	6,250,000	12,500,000	38.5%
David Larson (CEO)	5,000,000	10,000,000	30.8%
Mark Thompson (Effectively COO)	5,000,000	10,000,000	30.8%
Total of Preferred Stock Issued	16,250,000	32,500,000	100.00%

Common $.001-par Stock (included)
Directors:
Larson		10,000,000	85.3%
Durdin		1,724,166	14.7%
Subtotal of Directors and Officers		11,724,166	100.0%
Others over 5%
None	0	0	0.0%
Others Under 5%
other shareholders		136,143,661	100.0%
Total Common $.001 par Shares Issued		168,643,661	100.0%

Total Shares Issued and Outstanding		168,643,661
Preferred Stock subsequent years if assoc.
Richard Haggart (effectively a founder)	6,250,000	12,500,000	23.81%
Mark Thompson (Effectively COO)	2,500,000	5,000,000	9.52%
Richard Haggart (effectively a founder)	6,250,000	12,500,000	23.81%
Mark Thompson (Effectively COO)	2,500,000	5,000,000	9.52%
Richard Haggart (effectively a founder)	6,250,000	12,500,000	23.81%
Mark Thompson (Effectively COO)	2,500,000	5,000,000	9.52%
Total Preferred Stock Pending	26,250,000	52,500,000	100.0%

Options Granted not Exercised
Officers and Directors:
Stanley L. Teeple	5,000,000	5,000,000	80.0%
Steve Durdin	1,250,000	1,250,000	20.0%
Total Granted not Exercised	6,250,000	6,250,000	100.0%

Options Pending Grant not Exercised
Officers and Directors:
David Larson	30,000,000	30,000,000	55.8%
Stanley L. Teeple	20,000,000	20,000,000	37.2%
Steve Durdin	3,750,000	3,750,000	7.0%
Total Options	53,750,000	53,750,000	100.0%
Total Shares & Options		281,143,661